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                                POWER OF ATTORNEY


         I, the undersigned director of the MainStay VP Series Fund, Inc. (the "Fund"), hereby constitute Robert A. Anselmi, Patrick J. Farrell, Robert D. Rock and Linda M. Reimer, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name, registration statements to the Fund, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states.

         Witness my hand on the date set forth below.

         Signature                          Date

         /s/  Gary E. Wendlandt             1/8/2002
         ----------------------             --------
              Gary E. Wendlandt





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